SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2008

VITAMIN SPICE

(Exact name of registrant as specified in its charter)

QUALSEC

(Former Name)

Wyoming

(State or other jurisdiction of incorporation)

          0-52907

           20-5776355

(Commission File Number)

(IRS Employer Identification No.)

996 Old Eagle School Road, Suite 1102, Wayne, Pennsylvania

19087

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  610-994-1657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01. Changes in Registrant’s Certifying Accountant

On October 26, 2006 the Registrant's dismissed its former independent accountant The Blackwing Group LLC ("Blackwing").  The report by Blackwing on the financial statements of the Registrant dated March 20, 2009, including a balance sheet as of December 31, 2008 and the statements of operations, cash flows and statement of stockholders' equity for the year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.  During the period covered by the financial statements through the date of dismissal of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the fiscal year ended December 31, 2008 and through October 26, 2009, there were no “reportable events” with respect to the Company as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On October 26, 2008, the Registrant engaged Larry O'Donnell, CPA, P.C. as its independent auditor. This engagement was approved by the Board of Directors. During the two fiscal years ended December 31, 2008, and the interim period until the engagement of The Blackwing Group, LLC,  the  Registrant  did not consult with The Blackwing Group LLC on the  application  of accounting  principles to any specific transaction nor the type of audit opinion that  might  be  rendered  on the  Registrant's  financial  statements.  Further, The Blackwing Group did not provide any written or oral advice that was an important factor considered us in reaching a decision as to any such accounting, auditing or financial reporting or any matter being the subject of disagreement or "reportable event" or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

Item 9.01.  Financial Statements and Exhibits

(a)

Financial Statements.

None

(b) Exhibits

Exhibit 16.2. Letter from The Blackwing Group LLC.  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2009

VITAMINSPICE

By: /s/ Edward Bukstel

     Edward Bukstel

      Chief Executive Officer